EXHIBIT 10(w)

                                                         As of October 15, 1998

First Union National Bank
205 Church Street
New Haven, CT 06510

Gentlemen:

      This letter sets forth our agreements with respect to the obligations described below of Farmstead Telephone Group, Inc. (the "Borrower") to First Union National Bank (successor-in-interest to Affiliated Business Credit Corporation) ("First Union").

      Borrower acknowledges that it is unconditionally indebted to First Union with respect to the revolving loan (the "Revolving Loan") extended by First Union to Borrower in the original principal amount of up to $4,000,000 which is evidenced by, among other things, a Commercial Revolving Loan and Security Agreement dated June 5, 1995, as amended by letter agreements between Borrower and First Union dated March 11, 1996, May 1, 1996, September 6, 1996, as of May 30, 1997, as of December 1, 1997, May 6, 1998, August 24, 1998 and as of September 29, 1998 (collectively, the "Loan Agreement"), a $3,500,000 Third Amended and Restated Revolving Promissory Note dated June 6, 1997 (the "Third Amended and Restated Revolving Promissory Note"), and a $500,000 Revolving Promissory Note dated August 24, 1998 (the "$500,000 Note") (the Third Amended and Restated Revolving Promissory Note and the $500,000 Note are collectively referred to herein as the "Notes"). Borrower acknowledges that the aggregate outstanding principal balance of the Notes on October 13, 1998 was $3,644,360.48 ($3,500,000.00 with respect to the Third Amended and Restated Revolving Promissory Note and $ $144,360.48 with respect to the $500,000
Note), plus interest accrued and accruing thereon and costs and expenses of collection, including -without limitation, attorneys' fees (collectively, the "Indebtedness"). Additionally, Borrower acknowledges that it has no defense, offset, counterclaim or right of recoupment to its obligations with respect to the Indebtedness and further that it has no other claim whatsoever against First Union (whether arising in contract, tort or otherwise) with respect to the Indebtedness or any other matter whatsoever.

      Borrower has requested that First Union increase the maximum dollar amount of indebtedness that may be outstanding under the Loan Agreement from $4,000,000 to $6,000,000, and extend the Term of the Revolving Loan for the period through and including May 30, 2000 (the "Accommodation"'). Capitalized terms used herein that are not defined herein have the meanings ascribed to them in the Loan Agreement.

      First Union has agreed to extend the Accommodations but only on the following terms and conditions:

      1. As an inducement to and in consideration of First Union's agreements contained herein, the Borrower represents, warrants and acknowledges to First Union that (a) all representations and warranties contained in the Loan Agreement and in the other documents executed in connection with the Indebtedness (collectively, including without limitation the Loan Agreement, the "Loan Documents") are true and correct on and as of the date hereof and are incorporated herein by reference and hereby remade; (b) the resolutions previously adopted by the Board of Directors of the Borrower and provided to First Union have not in any way been rescinded or modified and are now in full force and effect, except to the extent that they have been modified or supplemented to authorize this Agreement and the transactions described herein; (c) no event of default has occurred or is continuing under any of the Loan Documents and no condition exists which would constitute an event of default thereunder but for the giving of notice or passage of time, or both; and (d) the consummation of the transactions contemplated hereby is not prevented or limited by, nor does it conflict with or result in a breach of the terms, conditions or provisions of, any evidence of indebtedness, agreement or instrument of whatever nature to which Borrower is a party or by which it is bound, does not constitute a default under any of the foregoing, and does not violate any federal, state or local law, regulation or order of any court or agency which is binding upon Borrower.

      2.    The Loan Agreement is hereby amended as follows:

            (a) All references in the Loan Agreement to "$3,500,000" are hereby deleted in their entirety and "$6,000,000" is substituted in lieu thereof.

            (b) The definition of "Borrowing Base" is hereby deleted in its entirety and the following is substituted in lieu thereof-

                  ""Borrowing Base" shall mean an amount equal to the lesser of.- (i) SIX MILLION DOLLARS ($6,000,000), and

            (ii) an amount equal to seventy-five percent (75%) of Eligible Accounts."

            (c) Section 6.27 is hereby deleted in its entirety and the following is substituted in lieu thereof-

                  "Section 6.27 Tangible Net Worth. Permit its Tangible Net Worth to be less than (a) $5,750,000 at any time through and including December 31, 1998, and (b) $600,000 at December 31, 1999 and any time thereafter. As used herein "Tangible Net Worth" shall mean at any time the sum of
                  (i) the book value of total assets, minus (ii) total liabilities, minus (iii) all assets which are classified as intangible assets in accordance with generally accepted accounting principles, minus (iv) debt due from any shareholders of Borrower or other affiliates of Borrower, plus (v) all debt that has been subordinated to the Lender by express written agreement between the Lender and the holder of such debt."

            (d) The reference to May 30, 1999 in Section 12.1 (a) is hereby deleted and "May 30, 2000" is substituted in lieu thereof.

            (e) All references in the Loan Agreement to the Third Amended and Restated Revolving Promissory Note are hereby deleted and "Fourth Amended and Restated Revolving Promissory Note" is substituted therefor. The copy of the Third Amended and Restated Revolving Promissory Note attached to the Loan Agreement as Exhibit A is hereby deleted and a copy of the Fourth Amended and Restated Revolving Promissory Note annexed hereto as Schedule A is attached in lieu thereof.

      3. The Borrower acknowledges and agrees that all indebtedness, liabilities and obligations of the Borrower to First Union, including without limitation, the Indebtedness evidenced by the Notes, shall (except as set forth in the Intercreditor Agreements) continue to be secured by a first lien, on and security interest in all of the Borrower's assets, including without limitation the promissory note from FAMS, LLC to Borrower dated December 1, 1997 and all security therefor.

      4. The Borrower has reviewed the areas within its business and operations which could be adversely affected by, and has developed or is developing a program to address on a timely basis, the risk that computer applications used by the Borrower may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999 (the "Year 2000 Problem"). Based upon such review, the Borrower reasonably believes that the "Year 2000 Problem" will not have any materially adverse effect on the business or financial condition of the Borrower. Borrower shall take all action necessary to assure that Borrower's computer based systems are able to operate and effectively process data including dates on and after January 1, 2000. At the request of First Union, Borrower shall provide First Union with assurance acceptable to First Union of Borrower's Year 2000 compatibility.

      5. On or before the date hereof, Borrower shall pay or have paid to First Union (i) a facility fee in the amount of $3,750 representing one quarter of one percent (0.25%) of the increased commitment under the Revolving Loan, and (ii) all fees and expenses and other costs incurred by First Union in connection with the Accommodations contemplated herein (including without limitation, all attorney's and other professional fees and expenses).

      6. Disbursements of Revolving Loan advances shall be made by crediting the amount thereof to an account of Borrower maintained at First Union, as specified by Borrower.

      7. Contemporaneously herewith, (a) the Borrower shall execute and deliver to First Union a $6,000,000 Fourth Amended and Restated Revolving Promissory Note (the "Fourth Amended and Restated Revolving Promissory Note"), which shall supersede and replace the Notes, and (b) the Borrower shall execute and deliver to
First Union resolutions authorizing this Agreement and the transactions described herein, all of which shall be in form and content satisfactory to First Union.

      8. This Agreement and the other Loan Documents constitute the entire understanding and agreement among the parties hereto and supersede any prior or contemporaneous oral understanding with respect to the subject matter hereof. Except as expressly modified herein, the Loan Documents remain unmodified and in full force and effect in accordance with their terms. To the extent that there is a conflict between this Agreement and the Loan Documents, the terms of this Agreement shall prevail.

      If the foregoing is in accordance with your agreement, please indicate the same by signing below.

                                       Very truly yours,

                                       FARMSTEAD TELEPHONE GROUP, INC.

                                       By:
                                           --------------------------------
                                           Its

Reviewed and Agreed to:

FIRST UNION NATIONAL BANK

By
   --------------------------------
    Its Vice President

STATE OF CONNECTICUT )
                                       ss:    East Hartford
COUNTY HARTFORD

      On this the 19th day of October, 1998 before me, the undersigned officer, personally appeared Robert G. LaVigne, who acknowledged that he is the Executive Vice President and CFO of Farmstead Telephone Group, Inc., a Delaware corporation, and that he as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained, as his and its free act and deed.

      IN WITNESS WHEREOF, I hereunto set my hand

                                       Notary Public
                                       My Commission Expires 5/31/2002

                                                                     Schedule A
                                                                     ----------

                         FOURTH AMENDED AND RESTATED
                          REVOLVING PROMISSORY NOTE

$6,000,000                                               As of October 15, 1998

      For value received, the undersigned, FARMSTEAD TELEPHONE GROUP, INC., a Delaware corporation ("Maker"), promises to pay to FIRST UNION NATIONAL BANK (SUCCESSOR-IN-INTEREST TO AFFILIATED BUSINESS CREDIT CORPORATION), or order ("Lender") at its office at 205 Church Street, New Haven, Connecticut 06510, or at such other place as the holder hereof (including Lender, hereinafter referred to as "Holder") may designate, the sum of up to SIX MILLION DOLLARS ($6,000,000), together with interest on the unpaid balance of this Note, beginning as of the date hereof, before or after maturity or judgment, at the rate of one half of one percentage point (0.5%) per annum above the Prime Rate on a floating basis, which rate shall be computed daily and payable monthly in arrears on the basis of a Three Hundred Sixty
(360) day year and actual days elapsed, together with all taxes levied or assessed on this Note or the debt evidenced hereby against the Holder, and together with all costs, expenses and attorneys' and other professional fees incurred in any action to collect this Note or to enforce, preserve, realize or foreclose any mortgage, security agreement or other agreement securing this Note or to preserve, enforce, protect or sustain the lien of said mortgage, security agreement or other agreement or in any litigation or controversy arising from or connected with said mortgage, security agreement or other agreement or this Note. The term "Prime Rate" as used herein shall mean that rate announced by the Lender from time to time as its Prime Rate and is one of several interest rate bases used by Lender. Lender lends at rates both above and below Lender's Prime Rate, and Maker acknowledges that Lender's Prime Rate is not represented or intended to be the lowest or most favorable rate of interest offered by Lender. Any change in the interest rate because of a change in the Prime Rate shall become effective, without notice or demand, immediately following any change in the Prime Rate.

      The principal amount of this Note shall be advanced, at the sole discretion of Holder, pursuant to a Commercial Revolving Loan and Security Agreement between Maker and Lender dated June 5, 1995, as amended by various letter agreements between Maker and Lender dated March 11, 1996, May 1, 1996, September 6, 1996, as of May 30, 1997, as of December 1, 1997, May 6, 1998, August 24, 1998, September 29, 1998 and as of the date hereof (collectively, the "CRLSA") and is subject in all respects to the terms and conditions of the CRLSA, including, but not limited to, the repayment terms and the termination date set forth in the CRLSA. Advances and payments on this Note may be evidenced by borrowing certificates, a grid (if any) attached to this Note or similar certificates or documents, or by an internal ledger account of Lender which shall set forth, among other things, the principal amount of any advances and payments thereof. Interest shall be paid on the first business day of each and every month commencing on November 1, 1998. Holder may, in its sole discretion, charge any amounts due hereunder to Maker's revolving loan account maintained with Holder pursuant to the CRLSA.

      Maker agrees that (i) if any installment of interest, principal or other sum due hereunder is not paid when it is due under this Note, the CRLSA or under any instrument evidencing any other obligation of Maker to Holder; or (ii) if Maker or Holder shall terminate the CRLSA; or (iii) if Maker or any guarantor of any obligation of Maker hereunder shall make an assignment for the benefit of creditors or suffer or permit the appointment of a receiver for any part of its property or suffer or permit the filing by or against it of any petition for adjudication, arrangement, reorganization or the like under any bankruptcy or insolvency law; or (iv) if an Event of Default shall occur under the CRLSA or any mortgage, security agreement or any other agreement securing this Note, any other note by Maker to Holder, or in the performance of any other obligation to Holder or any other entity or person; or (v) if there shall be any material adverse change from the present condition or affairs (financial or otherwise) of Maker or any of the guarantors of the obligations of Maker, that in Holder's reasonable opinion materially impairs its security or increases its risi; then an Event of Default shall have occurred hereunder and, upon the happening of any such event, the entire indebtedness with accrued interest thereon due under this Note shall, at the option of Holder, be immediately due and payable without notice. Failure to exercise such option shall not constitute a waiver of the right to exercise the same in the event of any subsequent default. Upon the occurrence and during the continuance of such an Event of Default, the interest rate on this Note shall automatically increase without notice to a floating per annum rate equal to two percentage points (2.0%) above the rate otherwise in effect hereunder.

      In the event of Maker's failure to pay any installment of interest, and/or to pay any other sum due hereunder or under the CRLSA for more than ten (10) days after the date it is due and payable, without in any way affecting Holder's right to declare an event of default to have occurred, a late charge equal to five percent (5%) of such late payment shall be assessed against Maker and shall be due and payable immediately.

      Notwithstanding any provisions of this Note, it is the understanding and agreement of Maker and Holder (and any guarantors of Maker's liabilities) that the maximum rate of interest to be paid by Maker (or guarantors of Maker's liabilities) to Holder shall not exceed the highest or the maximum rate of interest permissible to be charged by a commercial lender such as Lender to a commercial borrower such as Maker under the laws of the State of Connecticut.

Any amount paid in excess of such rate shall be considered to have been payments in reduction of principal.

      Maker, and each and all guarantors of this Note hereby give Holder a lien and right of setoff for all Maker's liabilities upon and against all the deposits, credits, collateral and property of Maker and guarantors, now or hereafter in the possession or control of Holder or in transit to it. Holder may, upon the occurrence of an event of default hereunder or upon demand for payment of any demand indebtedness owing from Maker to Holder, apply or set off the same, or any part thereof, to any liability of Maker even though unmatured.

      Failure by Holder to insist upon the strict performance by Maker of any terms and provisions herein shall not be deemed to be a waiver of any terms and provisions herein, and Holder shall retain the right thereafter to insist upon strict performance by Maker of any and all terms and provisions of this Note or any document securing the repayment of this Note.

      MAKER HEREBY WAIVES TRIAL BY JURY IN ANY COURT AND IN ANY SUIT, ACTION OR PROCEEDING ON ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THE FINANCING TRANSACTIONS OF WHICH THIS NOTE IS A PART AND/OR THE ENFORCEMENT OF ANY OF HOLDER'S RIGHTS AND REMEDIES, INCLUDING WITHOUT LIMITATION, TORT CLAIMS.

      MAKER AND EACH AND ALL GUARANTORS OF THIS NOTE ACKNOWLEDGE THAT THE LOAN EVIDENCED BY THIS NOTE IS A COMMERCIAL TRANSACTION AND WAIVES ITS RIGHTS TO NOTICE AND HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, OR AS OTHERWISE ALLOWED BY ANY STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH HOLDER MAY DESIRE TO USE, AND FURTHER WAIVES ITS RIGHTS TO REQUEST THAT HOLDER POST A BOND, WITH OR WITHOUT SURETY, TO PROTECT SAID MAKER AGAINST DAMAGES THAT MAY BE CAUSED BY ANY PREJUDGMENT REMEDY SOUGHT OR OBTAINED BY HOLDER. Maker further, waive diligence, demand, presentment for payment, notice of nonpayment, protest and notice of protest, and notice of any renewals or extensions of this Note, and all rights under any statute of limitations, and all guarantors agree that the time for payment of this Note may be extended at Holder's sole discretion, without impairing their liability thereon, and further consent to the release of all or any part of the security for the payment hereof, at the discretion of Holder, or the release of any party liable for this obligation without affecting the liability of the other parties hereto.

      MAKER ACKNOWLEDGES THAT IT MAKES THE WAIVERS SET FORTH IN THE TWO PRECEDING PARAGRAPHS KNOWINGLY,

VOLUNTARILY AND WITHOUT DURESS AND ONLY AFTER CONSIDERATION OF THE RAMIFICATIONS OF SUCH WAIVERS WITH ITS ATTORNEYS. MAKER FURTHER
ACKNOWLEDGES THAT LENDER HAS NOT AGREED WITH OR REPRESENTED TO MAKER THAT THE PROVISIONS OF THE TWO PRECEDING PARAGRAPHS WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.


                                       FARMSTEAD TELEPHONE GROUP, INC.

                                       By:
                                           --------------------------------
                                       Its

STATE OF CONNECTICUT )
ss:  East Hartford
COUNTY OF HARTFORD    )

On this the _____ day of October, 1998 before me, the undersigned officer, personally appeared Robert G. LaVigne who acknowledged that he is the Executive Vice President and CFO of Farmstead Telephone Group, Inc., a Delaware corporation, and that he as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained, as his and its free act and deed.

      IN WITNESS WHEREOF, I hereunto set my hand.

                                       Notary Public
                                       My Commission Expires: